Sub-Item 77O
Rule 10f-3 Transaction

Dreyfus Variable Investment Fund – Quality Bond Portfolio

On April 13, 2009, Dreyfus Variable Investment Fund-Quality Bond Portfolio (the "Fund"), purchased $575,000 of American Express AXP 7.25 05/20/14 CUSIP# 025816BA6 (the "Notes"). The Notes were purchased from Goldman, Sacs & Co., a member of the underwriting syndicate of which BNY Capital Markets, LLC, an affiliate of the Fund, was a member. BNY Capital Markets, LLC, Inc. received no benefit in connection with the transaction. The following is a list of the syndicate's primary members:

Bank of America Securities LLC
Citi
J.P. Morgan
UBS Investment Bank
Credit Suisse
Mizuho Securities USA, Inc.
Mitsubishi UFJ Securities
RBS
CastleOak Securities, L.P.
The Williams Capital Group, L.P.

Accompanying this statement are materials presented to the Board of Trustees of the Fund, which ratified the purchase as in compliance with the Fund's Rule 10f-3 Procedures, at the Fund's Board meeting held on September 22, 2009.

EXHIBIT C

PRE-PURCHASE APPROVAL FORM
PURCHASE OF SECURITIES UNDERWRITTEN BY AN AFFILIATE
Used for compliance with Rule 10f-3 and/or Rule 23B

1. Account/Fund Name: **3523 / Variable Quality Bond Portfolio**
2. Anticipated Purchase Date: **05/13/2009**
3. Total Net Assets of Account/Fund: **$ 127,606,328.28**
4. Type and Description of Security to be Purchased: **American Express AXP 7.25 05/20/14**
5. Credit Rating of Security (Rating/Rating Agency): **A3e/Moody's BBB+e/S&P**
6. Name of Underwriting Syndicate Dealer Effecting Transaction: **Goldman, Sachs & Co.**
7. Name of Affiliated Underwriter in Underwriting Syndicate: **BNYM Capital Markets, LLC**
8. Issue Size **1,250,000,000**
9. CUSIP: **025816BA6**
10. Amount Purchased by Account/Fund: **575,000**
11. Percentage of Principal Amount of Offering Purchased by Account/Fund: **0.05%**
12. Amount Purchased as a Percentage of Account/Fund Assets: **0.45%**
13. Purchase Price of Securities (if at par, so state): **99.842**
14. Commission/Spread Received by Principal Underwriters: **0.35%**
15. Yield (as applicable): **7.288%**
16. Average Yield of Security Purchased by Non-affiliated Entities on Date of Purchase **7.288%**
17. The Affiliated Purchase Should be Reported to the BOD of which Entities: The Bank of New York Mellon (Asset Management).__X__; BNY Mellon, NA (Wealth Management)______; Other (Describe) **Dreyfus Fund Board**
18. Purchases Only:

1. Was Price paid for all block purchases the same for all participants? (Must be Yes): **Yes**
2. Was Security Purchased on Offer Date? (Must be Yes): **Yes**
3. Was Issuer in continuous operation for at least 3 years? (Must be Yes): **Yes**
4. Was the Offering Part of firm commitment by Underwriter? (Must be Yes): **Yes**
5. Did affiliated Underwriter benefit directly from the Purchase? (Must be No): **No**
6. Was the Commission or Spread paid reasonable as compared to Transactions with non-affiliated Parties? (Must be Yes): **Yes**

REPRESENTATIONS (Check box to make specific affirmation of all points listed below OR Trade Can Not Be Made) ☒
This transaction complies with all applicable provisions of the *Policy For Fiduciary Account Purchases Of Securities Underwritten By An Affiliate*?

- **This purchase will not be designated as a "group sale" (i.e, affiliated underwriter does not receive commissions from the unaffiliated broker/dealer) or otherwise allocated to the affiliated underwriter's account and the purchase of these securities will not benefit a direct or indirect affiliate entity of Mellon.**
- The decision to enter into this transaction is based solely on the best interests of the account/fund and not upon the interests of any Mellon affiliate or any other party, including, without limitation, another party to the transaction.
- The securities will be purchased prior to the end of the first day on which any sales are made, at a price that will not be more than the price paid by each other purchaser of the securities in that offering or any concurrent offering of the securities. If the securities are offered for subscription upon exercise of rights, the securities will be purchased on or before the fourth day preceding the day on which the rights offering terminated.
- The underwriting Affiliate indicates that its share of **equity securities does not exceed 5% of the entire offering**.
- The adviser has determined that the securities purchased are in accordance with Rule 10f-3 policies and procedures in which the applicable fund is permitted to invest in its prospectus. **Rule 10f-3 permits only a 25% of purchase issue of a fixed income asset portfolio.**
- **Note: If transaction pertains to an account governed by ERISA, Exhibit D, ERISA checklist per DOL PTE 75-1 must be completed and submitted as required. Please check box ☐ if Exhibit D is required—if so, please complete and submit.**

LOB Asset Management Unit (Print) **Standish Mellon Asset Management**
AND
LOB Portfolio Manager Name (Print) **David Bowser** Signature [signature] Date 6/4/09
AND
LOB CIO/COO Name (Print) **Brian Flaherty** Signature [signature] Date 6/5/09
AND
Chief Compliance Officer Name (Print) **Julia Braithwaite** Signature [signature] Date 6/4/09

Filed Pursuant to Rule 424(b)(2)
Registration File Number 333-138032

CALCULATION OF REGISTRATION FEE

Class of securities offered	Aggregate offering price	Amount of registration fee (1)
7.250% Notes due May 20, 2014	$ 1,250,000,000.00	$ 69,750.00
8.125% Notes due May 20, 2019	1,750,000,000.00	97,650.00
Total	$ 3,000,000,000.00	$ 167,400.00

(1)The filing fee of $167,400.00 is calculated in accordance with Rule 457(r) under the Securities Act of 1933. The entire sum of $167,400.00 is being paid herewith.

PROSPECTUS SUPPLEMENT
(To Prospectus Dated October 16, 2006)

$3,000,000,000
American Express Company

$1,250,000,000 7.25% Notes due May 20, 2014
$1,750,000,000 8.125% Notes due May 20, 2019

We will pay interest on the 7.25% notes due May 20, 2014, or the 2014 notes, and 8.125% notes due May 20, 2019, or the 2019 notes, which we refer to collectively in this prospectus supplement as the notes, semi-annually on May 20 and November 20 of each year. The first interest payment will be made on November 20, 2009. The 2014 notes will mature on May 20, 2014. The 2019 notes will mature on May 20, 2019.

We may not redeem the notes of either series prior to maturity unless certain events occur involving United States taxation. We describe these events under the heading "Description of Notes—Redemption Upon a Tax Event". The notes will be our senior unsecured obligations and will rank prior to all of our present and future subordinated indebtedness and on an equal basis with all of our other present and future senior unsecured indebtedness.

We will not list the notes on any exchange.

We will only issue the notes in book-entry form registered in the name of a nominee of The Depository Trust Company, New York, New York, or DTC. Beneficial interests in the notes will be shown on, and transfers of such interests will be made only through, records maintained by DTC and its participants, including Clearstream Banking, société anonyme, and Euroclear Bank SA/NV, as operator of the Euroclear system. Except as described in this prospectus supplement, we will not issue notes in definitive form.

The underwriters are offering the notes for sale in those jurisdictions both inside and outside the United States where it is lawful to make such offers.

Investing in the notes involves risks. You should carefully consider the information under "Risk Factors" beginning on page 2 of the accompanying prospectus and on page 63 of our Annual Report on Form 10-K for the year ended December 31, 2008 incorporated herein by reference.

	Price to Public(1)	Underwriting Discounts and Commissions	Proceeds to the Company(1)(2)
Per 2014 note	99.842%	0.35%	99.492%
Total for 2014 notes	$ 1,248,025,000	$ 4,375,000	$ 1,243,650,000
Per 2019 note	99.675%	0.45%	99.225%
Total for 2019 notes	$ 1,744,312,500	$ 7,875,000	$ 1,736,437,500

(1) Plus accrued interest, if any, from May 18, 2009.

(2) Before estimated offering expenses.

Delivery of the notes will be made on or about May 18, 2009.

Neither the Securities and Exchange Commission, or the SEC, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Joint Book-Running Managers

Banc of America Securities LLC

Citi

Goldman, Sachs & Co.

J.P. Morgan

UBS Investment Bank

Senior Co-Managers

Credit Suisse

Mizuho Securities USA Inc.

Mitsubishi UFJ Securities

RBS

Junior Co-Managers

BNY Mellon Capital Markets, LLC

CastleOak Securities, L.P.

The Williams Capital Group, L.P.

The date of this prospectus supplement is May 13, 2009.

Dreyfus Family of Funds
FINANCIAL REPORT
10f-3 TRANSACTIONS

Dreyfus

Certifications

CCO Certification

I have prepared the enclosed board summary (the "Summary") based on reports and certifications from each manager summarizing any reportable transactions and compliance with each fund's policies.

I attest that:

- The Summary accurately reflects the Rule 10f-3 transactions provided by each manager for the period shown.
- The Summary accurately reflects funds that have no Rule 10f-3 transactions to report for the period shown.
- My review includes confirmation by the Chief Compliance Officer of each manager that the Rule 10f-3 transactions reported are accurate and in compliance with the fund's policies and procedures.
- My review includes confirmation by the Chief Compliance Officer of each manager that the fund has no Rule 10f-3 transactions to report for the period shown, if applicable.
- Based on my review and testing, I concur that all Rule 10f-3 transactions were conducted in accordance with each Fund's policies and procedures.

[signature]	**Joseph W. Connolly** *Chief Compliance Officer* Dreyfus Funds	7/9/09